Exhibit 99.1

Apimeds Expands Leadership Team with Dr. Susan Kramer to Lead Product Development and Brian Peters to Lead its ai² Division

MATAWAN, N.J., July 15, 2025--(BUSINESS WIRE)--Apimeds Pharmaceuticals US, Inc. (NYSE American: APUS) (“Apimeds” or the “Company”), a clinical-stage biopharmaceutical company developing Apitox, an intradermally administered, bee venom-based therapeutic, today announced two key additions to its executive leadership team. Susan Kramer, DrPH, has been appointed Senior Vice President of Development, and Brian Peters has joined as Head of the Company’s proprietary ai²™ division.

Dr. Kramer brings more than 30 years of experience in biopharmaceutical research and development, including 18 years at Genentech. She most recently served as Executive Vice President of Development at Concentric Analgesics. Mr. Peters, previously Chief Strategy & Insights Officer at Heller Agency, has a proven track record in healthcare innovation, strategic communications, and KOL engagement.

In their new roles, Dr. Kramer will oversee all product development activities at Apimeds, while Mr. Peters will lead the strategy, positioning, and launch of the Company’s ai²™ platform.

“We’re thrilled to welcome Susan and Brian to the Apimeds leadership team,” said Erik Emerson, Chief Executive Officer of Apimeds. “Strengthening our operational leadership has been a priority since our IPO. Susan enhances our clinical development capabilities at a pivotal time for Apitox, while Brian brings vision, energy, and deep strategic expertise as we build and scale our ai²™ platform.”

“Apitox is an incredibly exciting program,” said Dr. Kramer. “Having worked with Erik in the past, I know the caliber of his leadership. The scientific potential of purified bee venom and the company’s mission made this an easy decision. I’m eager to explore the range of indications where Apitox may bring meaningful therapeutic benefits.”

“Joining Apimeds at this inflection point is an amazing opportunity,” added Mr. Peters. “The chance to shape and launch ai²™—our internal innovation engine—is compelling in its own right, but combining it with a pipeline as novel as Apitox makes this a truly unique moment.”

Dr. Kramer is a co-founder of Corthera, Inc. (acquired by Novartis), and has held senior roles at XOMA, Anesiva, and Annexon Biosciences. She has led global development teams for both biologics and small molecules. She holds a BA from the College of St. Scholastica, an MA in Education from Central Michigan University, and both an MPH and DrPH in Biomedical Sciences (Virology) from the University of California, Berkeley. She has served on numerous boards and scientific advisory committees.

Mr. Peters previously served as VP of Sales & Marketing and as a member of the corporate leadership team at Medexus Pharma from 2013 to 2024. Earlier in his career, he held senior leadership positions at Gilead Sciences, Accera, Chiesi, and G.D. Searle. He earned a BA in Communications from Indiana University.

About Apimeds Pharmaceuticals US, Inc.

Apimeds is a clinical-stage biopharmaceutical company developing Apitox, an intradermally administered honeybee venom-based toxin. Apimeds is currently developing Apitox as a potential treatment for osteoarthritis knee pain in patients who fail to respond adequately to conservative non-pharmacologic therapy and common analgesics. For more information, please visit www.apimedsus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated use of the net proceeds from the offering. No assurance can be given that the net proceeds of the Offering will be used as indicated. All statements other than statements of historical facts are forward-looking statements. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. The Company has based these forward-looking statements largely on its current expectations and projections about future events that it believes may affect its financial condition, results of operations, business strategy and financial needs. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include forward-looking statements include, but are not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the documents that referred to in the prospectus filed with the SEC with the understanding that the Company’s future results may be materially different from and worse than what we expect. Copies are available on the SEC’s website, www.sec.gov. Other sections of the prospectus include additional factors which could adversely impact the Company’s business and financial performance. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for the Company’s management to predict all risk factors and uncertainties, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company and the underwriters qualify all of the forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the prospectus relate only to events or information as of the date on which the statements are made in the prospectus. Neither the Company nor the underwriters undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read the prospectus and the documents that we refer to in the prospectus and have filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Contacts

Erik Emerson

Apimeds Pharmaceuticals US, Inc.

(808) 209-7887

info@apimedsus.com